Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 14, 2009 and April 10, 2008 relating to the financials statements of Exmovere Holdings, Inc. (formerly known as Clopton House Corporation).

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

PS Stephenson & Co., P.C

Certified Public Accountants

Wharton, Texas

December 2, 2009